Exhibit 99.1

TSX:IN NASDAQ:INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Election of Directors

Vancouver, BC – November 24, 2020 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (NASDAQ:INM; TSX:IN), a clinical-stage pharmaceutical company developing medications targeting diseases with high unmet medical need and leading the way in the clinical development of cannabinol (“CBN”), today confirmed that, at its annual general and special meeting of shareholders held on November 20, 2020 (the “Meeting”), all of the matters put forward before shareholders for consideration and approval as set out in InMed’s notice of meeting and management information circular, dated October 7, 2020, were approved by the shareholders. In particular, shareholders approved the election of all director nominees to hold office until the next annual meeting of shareholders or until their successors are elected or appointed. Results of the vote for the election of directors at the Meeting are set out as follows:

Director	Votes For		Withheld Votes
	Number	Percentage	Number	Percentage
Eric A. Adams	639,176	90.84%	64,464	9.16%
Adam Cutler	654,431	93.01%	49,209	6.99%
William J. Garner	644,945	91.66%	58,695	8.34%
Andrew Hull	654,149	92.97%	49,491	7.03%
Catherine Sazdanoff	653,532	92.88%	50,108	7.12%

InMed filed a report of voting results on SEDAR at www.sedar.com on November 24, 2020.

About InMed: InMed Pharmaceuticals is a clinical-stage pharmaceutical company developing a pipeline of cannabinoid-based medications, initially focused on the therapeutic benefits of cannabinol (CBN) in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines. For more information, visit www.inmedpharma.com.

Investor Contact:

InMed Pharmaceuticals Inc.

Brendan Payne, Director of Investor Relations

T:    +1.604.669.7207

E:    info@inmedpharma.com

Edison Advisors for InMed Pharmaceuticals

Joe Green/Laine Yonker

T:    +1.646.653.7030/+1.646.760.0321

E:    jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: leading the way in the clinical development of CBN; developing a pipeline of cannabinoid-based medications in diseases with high unmet medical need; and delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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